Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements on Form S-3 of our report dated September 23, 2014 relating to the consolidated financial statements of Aoxing Pharmaceutical Company, Inc., which appears in the Annual Report on Form 10-K for the year ending June 30, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shanghai, People's Republic of China
June 19, 2015